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                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                          MARINE TRANSPORT CORPORATION
                                       TO

                            SHILOH ACQUISITION, INC.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                          CROWLEY MARITIME CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.50 per share ("Shares"), of Marine Transport Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Citibank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.
                        The Depositary for the Offer is:
                                 CITIBANK, N.A.

                           By Facsimile Transmission
                       (for Eligible Institutions only):

                                 (212) 505-2248

                             Confirm by Telephone:

                                 (212) 270-0808

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
     By Overnight Courier                 By Mail                        By Hand
        Citibank, N.A.                 Citibank, N.A.                 Citibank, N.A.
   915 Broadway, 5th Floor              P.O. Box 685              Corporate Trust Window
   New York, New York 10010         Old Chelsea Station         111 Wall Street, 5th Floor
                                  New York, New York 10113       New York, New York 10043
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tender(s) to Shiloh Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Crowley Maritime Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 5, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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                                                 ----------------------------------------
----------------------------------------         ----------------------------------------
CERTIFICATE NOS. (IF AVAILABLE)                  ----------------------------------------
                                                        NAME(S) OF RECORD HOLDERS
----------------------------------------                  (PLEASE TYPE OR PRINT)
NUMBER OF SHARES TENDERED
                                                               Address(es):
Check this box if Shares will be
delivered by book-entry transfer: [ ]            ----------------------------------------
                                                 ----------------------------------------
Account No.                                      ----------------------------------------
                                                                 ZIP CODE
Dated: __________________ , 2001                            Daytime Area Code
                                                         and Telephone No.: (   )
                                                 ----------------------------------------
                                                        SIGNATURE(S) OF HOLDER(S)
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

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
----------------------------------------------------------        ------------------------------------------------
                       NAME OF FIRM                                             AUTHORIZED SIGNATURE

                                                                  Title:
----------------------------------------------------------
                         ADDRESS

                                                                  Name of Firm:
----------------------------------------------------------
                         ZIP CODE                                 PLEASE TYPE OR PRINT

----------------------------------------------------------
           TELEPHONE NO. (INCLUDING AREA CODE)                    Dated: ________ , 2001
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                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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